UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2009

CINTEL CORP.
 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

433 N. Camden Drive, Suite 400, Beverly Hills, CA 90210
 (Address of principal executive offices) (zip code)

(310) 997-1407
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 16, 2009, Cintel Corp. (the “Company”) concluded that its financial statements for the year ended December 31, 2007 included in the Company’s Form 10-K that was filed on March 31, 2008 cannot be relied upon. The Company made the determination to retroactively change its revenue recognition policy. However, the Company has not made the required adjustments to the financial statements for the year ended December 31, 2007 to reflect the change in its recognition policy. Accordingly, the Company has concluded that such financial statements cannot be relied upon. Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTEL CORP.

Dated: November 19, 2009	By:	/s/ Dave Kyung Han
Dave Kyung Han President & Chief Executive Officer